Keysight Technologies Reports First Quarter 2020 Results

Record First Quarter GAAP Revenue of $1.095B Grew 9 Percent

GAAP Earnings Per Diluted Share Grew 43 Percent

SANTA ROSA, Calif., February 24, 2020 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the first fiscal quarter of 2020 ended January 31, 2020.
“Keysight delivered another outstanding quarter and a strong start to the year with both revenue and earnings exceeding the high end of our guidance. Revenue growth in the quarter was driven by ongoing strength in 5G-related investments and increased spending in aerospace defense and semiconductor measurement," said Ron Nersesian, Keysight president and CEO. "Our consistent financial performance illustrates the strength of our differentiated solutions targeting a diverse set of end markets,” said Nersesian.

First Quarter Financial Summary

•	GAAP revenue grew 9 percent to reach $1.095 billion, when compared with $1.006 billion last year.

•	Non-GAAP core revenue, which also excludes the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months, increased 8 percent.

•	GAAP net income was $163 million, or $0.86 per share, compared with GAAP net income of $114 million, or $0.60 per share, in the first quarter of 2019.

•	Non-GAAP net income was $240 million, or $1.26 per share, compared with $176 million, or $0.93 per share in the first quarter of 2019.

•	As of January 31, 2020, cash and cash equivalents totaled $1.691 billion.

Reporting Segments

•	Communications Solutions Group (CSG)
CSG reported record first quarter revenue of $818 million in the first quarter, up 9 percent, driven by continued investments in the 5G ecosystem and broad-based growth across all regions in aerospace, defense and government.

•	Electronic Industrial Solutions Group (EISG)
EISG reported revenue of $277 million in the first quarter, up 8 percent, driven by semiconductor measurement solutions and next-generation automotive and energy technologies, with growth across all regions.

Outlook
Keysight’s second fiscal quarter of 2020 revenue is expected to be in the range of $1.138 billion to $1.178 billion.
Non-GAAP earnings per share for the second fiscal quarter of 2020 are expected to be in the range of $1.28 to $1.38, which exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled “Use of Non-GAAP Financial Measures” below.

1

Webcast
Keysight’s management will present more details about its first quarter FY2020 financial results and its second quarter FY2020 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q1 2020 Keysight Technologies Inc. Earnings Conference Call” to participate or dial +1 833-245-9654 (U.S. only) or +1 647-689-4226 (International) and enter passcode 5071173.
The webcast will remain on the company site for 90 days. A telephone replay of the conference call will be available at approximately 4:30 p.m. PT after the call and remain available for one week. The replay may be accessed by dialing +1 800-585-8367 (or +1 416-621-4642 from outside the U.S.) and entering passcode 5071173.

Forward-Looking Statements
This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information. Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, information and future guidance on the company’s goals, priorities, revenues, demand, financial condition, earnings, impacts of US export control regulations, the continued strengths and expected growth of the markets the company sells into, operations, operating earnings, and tax rates that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing; the risk that we are not able to realize the savings or benefits expected from integration or restructuring activities; and impact on the supply chain and slowdown in customer purchasing caused by epidemic and pandemic conditions. The words “estimate,” “expect,” “intend,” “will,” “should,” “forecast,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements.
In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended Oct. 31, 2019.

Segment Data
Segment data reflects the results of our reportable segments under our management reporting system. Segment revenue excludes the impact of fair value adjustments to acquisition-related deferred revenue balances. Segment data are provided on page 5 of the attached tables.

Use of Non-GAAP Financial Measures
In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:

•	Non-GAAP Core Revenue

•	Non-GAAP Net Income

•	Non-GAAP Net Income per share
Income per share is based on weighted average diluted share count. See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months ended January 31, 2020. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.

2

About Keysight Technologies
Keysight Technologies, Inc. (NYSE: KEYS) is a leading technology company that helps enterprises, service providers and governments accelerate innovation to connect and secure the world. Keysight's solutions optimize networks and bring electronic products to market faster and at a lower cost with offerings from design simulation, to prototype validation, to manufacturing test, to optimization in networks and cloud environments. Customers span the worldwide communications ecosystem, aerospace and defense, automotive, energy, semiconductor and general electronics end markets. Keysight generated revenues of $4.3B in fiscal year 2019. More information is available at www.keysight.com.

# # #

Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, LinkedIn, Twitter and YouTube.

EDITORIAL CONTACT:
Denise Idone
+ 1 631-849-3500
denise.idone@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707-577-6916
jason.kary@keysight.com
Source: IR-KEYS

3

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended
	January 31,		Percent
	2020	2019	Inc/(Dec)

Orders	$1,141	$1,016	12%

Net revenue	$1,095	$1,006	9%

Costs and expenses:
Cost of products and services	440	428	3%
Research and development	187	173	8%
Selling, general and administrative	300	288	4%
Other operating expense (income), net	(35)	(4)	799%
Total costs and expenses	892	885	1%

Income from operations	203	121	68%

Interest income	6	4	37%
Interest expense	(19)	(20)	(3)%
Other income (expense), net	12	15	(19)%

Income before taxes	202	120	68%

Provision for income taxes	39	6	511%

Net income	$163	$114	43%

Net income per share:
Basic	$0.87	$0.61
Diluted	$0.86	$0.60

Weighted average shares used in computing net income per share:
Basic	188	187
Diluted	191	190

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	January 31,	October 31,
	2020	2019
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$1,691	$1,598
Accounts receivable, net	670	668
Inventory	737	705
Other current assets	228	244
Total current assets	3,326	3,215

Property, plant and equipment, net	578	576
Operating lease right-of-use assets	155	—
Goodwill	1,215	1,209
Other intangible assets, net	435	490
Long-term investments	48	46
Long-term deferred tax assets	737	755
Other assets	347	332
Total assets	$6,841	$6,623

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$224	$253
Operating lease liabilities	36	—
Employee compensation and benefits	215	278
Deferred revenue	363	334
Income and other taxes payable	51	55
Other accrued liabilities	93	83
Total current liabilities	982	1,003

Long-term operating lease liabilities	128	—
Long-term debt	1,788	1,788
Retirement and post-retirement benefits	350	357
Long-term deferred revenue	176	176
Other long-term liabilities	290	295
Total liabilities	3,714	3,619

Stockholders' Equity:
Preferred stock; $0.01 par value; 100 million shares
authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares
authorized; 195 million shares at January 31, 2020,
and 194 million shares at October 31, 2019, issued	2	2
Treasury stock at cost; 7.2 million shares at January 31, 2020 and
6.5 million shares at October 31, 2019	(417)	(342)
Additional paid-in-capital	2,031	2,013
Retained earnings	2,072	1,909
Accumulated other comprehensive loss	(561)	(578)
Total stockholders' equity	3,127	3,004
Total liabilities and equity	$6,841	$6,623

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY
	Three months ended
	January 31,
	2020	2019

Cash flows from operating activities:
Net income	$163	$114
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24	24
Amortization	56	52
Share-based compensation	39	27
Deferred tax expense (benefit)	18	(12)
Excess and obsolete inventory related charges	7	7
Gain on insurance proceeds received for damage to property, plant and equipment	(32)	—
Other non-cash expenses (income), net	1	(4)
Changes in assets and liabilities:
Accounts receivable	(3)	56
Inventory	(36)	(26)
Accounts payable	(26)	(10)
Employee compensation and benefits	(63)	(68)
Deferred revenue	29	43
Income taxes payable	10	10
Retirement and post-retirement benefits	(3)	(12)
Other assets and liabilities	13	39
Net cash provided by operating activities(a)	197	240

Cash flows from investing activities:
Investments in property, plant and equipment	(32)	(31)
Insurance proceeds received for damage to property, plant and equipment	32	—
Acquisition of businesses and intangible assets, net of cash acquired	(5)	—
Proceeds from divestitures	—	2
Net cash used in investing activities	(5)	(29)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	26	30
Payment of taxes related to net share settlement of equity awards	(49)	(23)
Treasury stock repurchases	(76)	(40)
Net cash used in financing activities	(99)	(33)

Effect of exchange rate movements	—	7

Net increase in cash, cash equivalents and restricted cash	93	185

Cash, cash equivalents and restricted cash at beginning of period	1,600	917

Cash, cash equivalents and restricted cash at end of period	$1,693	$1,102

(a) Cash payments included in operating activities:

Income tax payments, net	$(9)	$(1)

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF NON GAAP CORE REVENUE
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-year compare
	Q1'20	Q1'19	Percent Inc/(Dec)
GAAP Revenue	$1,095	$1,006	9%
Amortization of acquisition-related balances	—	3
Non-GAAP Revenue	$1,095	$1,009	9%
Less: Revenue from acquisitions or divestitures included in segment results	(6)	—
Currency impacts	(1)	—
Non-GAAP Core Revenue	$1,088	$1,009	8%

Non-GAAP core revenue excludes impact of currency and revenue from acquisitions or divestitures closed within the last twelve months.
Please refer page 7 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group(a)			YoY
	Q1'20	Q1'19	% Chg
Revenue	$818	$752	9%
Gross Margin, %	65.7%	62.8%
Income from Operations	$201	$150
Operating Margin, %	25%	20%

Electronic Industrial Solutions Group			YoY
	Q1'20	Q1'19	% Chg
Revenue	$277	$257	8%
Gross Margin, %	61.1%	58.9%
Income from Operations	$73	$54
Operating Margin, %	26%	21%

(a) Restated for the recently completed organizational change to manage our Ixia Solutions Group within our Communications Solutions Group, effective Q1'20.
Net revenue for Communications Solutions Group excludes the impact of amortization of acquisition-related balances of $3 million for Q1'19. Segment revenue and income from operations are consistent with the respective non-GAAP measures as discussed on Page 7.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three months ended
	January 31,
	2020		2019
	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income	$163	$0.86	$114	$0.60
Non-GAAP adjustments:
Amortization of acquisition-related balances	59	0.31	54	0.28
Share-based compensation	39	0.21	27	0.14
Acquisition and integration costs	2	0.01	2	0.01
Northern California wildfire-related impacts	(32)	(0.17)	—	—
Restructuring and related costs	2	0.01	—	—
Other	1	0.01	(3)	(0.02)
Adjustment for taxes(a)	6	0.02	(18)	(0.08)
Non-GAAP Net income	$240	$1.26	$176	$0.93

Weighted average shares outstanding - diluted	191		190

(a) For the three months ended January 31, 2020 and 2019, management uses a non-GAAP effective tax rate of 12%.
Historical amounts are reclassified to conform with the current presentation.
Please refer page 7 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures
Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.
Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.
Non-GAAP Revenue includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends.
Non-GAAP Core Revenue is non-GAAP revenue (see Non-GAAP Revenue above) excluding the impact of foreign currency changes and revenue associated with businesses acquired or divested within the last twelve months. We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.
Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:

•
Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments, including recognition of acquired deferred revenue (see Non-GAAP Revenue above). We also exclude other acquisition and integration costs associated with business acquisitions that are not normal recurring operating expenses, including amortization of amounts paid to redeem acquires’ unvested stock-based compensation awards, and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

•
Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.

•
Northern California wildfire-related impacts and Other Items: We exclude certain other significant income or expense items that may occur occasionally and are not normal, recurring, cash operating, from our non-GAAP financial measures. Such items are evaluated on an individual basis based on both quantitative and qualitative factors and generally represent items that we would not anticipate occurring as part of our normal business on a regular basis. While not all-inclusive, examples of certain other significant items excluded from non-GAAP financial measures would include net unrealized gains on equity investments still held, and significant non recurring events like realized gains or losses associated with our employee benefit plans, costs and recoveries related to unusual disaster like Northern California wildfires, gain on sale of assets and small divestitures, etc.

•
Restructuring and Related Costs: We exclude incremental expenses associated with restructuring initiatives, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.

•
Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the second fiscal quarter of 2020 to the GAAP equivalent.

Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.